Exhibit (a)(3)


                         NOTICE OF GUARANTEED DELIVERY

                                      for

                        Tender of Shares of Common Stock

                                       of

                              Tivoli Systems Inc.

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.01 per share (the "Shares"), of Tivoli Systems Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                The Depositary:

                         THE CHASE MANHATTAN BANK, N.A.
                                 (800) 355-2663

           By Mail:                  By Overnight Delivery:                  By Hand:
           Box 3032                   c/o Chase Securities             (9:00 a.m.--5:00 p.m.
   4 Chase MetroTech Center             Processing Corp.                New York City time)
      Brooklyn, NY 11245             Fort Lee Executive Park          1 Chase Manhattan Plaza
                                        1 Executive Drive                    Floor 1-B
                                           (6th Floor)              Nassau and Liberty Streets
                                       Fort Lee, NJ 07024               New York, NY 10081

                                     Facsimile Transmission:
                                         (201) 592-4372
                                      Confirm by Telephone:
                                         (201) 592-4370

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Topaz Acquisition Corp., a Delaware corporation (the "Purchaser"), which is a wholly owned subsidiary of International Business Machines Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated February 2, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

Number of Shares                                Name(s) of Record Holder(s):
                 ----------------------------
                                                -------------------------------

                                                -------------------------------
Certificate Nos.
(if available):
                -----------------------------   -------------------------------
                                                          Please Print

---------------------------------------------   Address(es):
                                                             ------------------

---------------------------------------------   -------------------------------
(CHECK ONE BOX IF SHARES                                                Zip Code
WILL BE TENDERED BY BOOK-ENTRY TRANSFER)

/ / The Depository Trust Company
                                                  Daytime Area Code
/ / Midwest Securities Trust Company              and Tel. No.:
/ / Philadelphia Depository Trust Company                       ---------------

Account Number                                   Signature(s):
               ------------------------------                  ----------------
Dated:
       ---------------------------------------  -------------------------------

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days after the date hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
              -------------------------   -------------------------------
                                               Authorized Signature

Address:
         ------------------------------   Name:
                                               ---------------------------
                                                      Please Print

---------------------------------------   Title:
                               Zip Code         ---------------------------

Area Code and Tel No.:                    Dated:
                       ----------------         ---------------------------

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.